    EXHIBIT 10.4

Registration Rights Agreement

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 12, 2012, by and among NightCulture, Inc., a Nevada corporation (the “Company”), and the investors listed on the signature page hereto (individually, an “Investor” and collectively, the “Investors”).

WHEREAS, in connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Purchase Agreement”), the Company has agreed to issue and sell to each Investor convertible debentures of the Company (the “Debentures”), which will be convertible into the Company’s common stock, $0.001 par value (the “Common Stock”, and as issued upon conversion of the Debentures, the “Debenture Shares”), and warrants (the “Warrants”), which will be exercisable to purchase shares of Common Stock (as issued upon exercise of the Warrants, the “Warrant Shares”); and

WHEREAS, in accordance with the terms of the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”).

The Company and the Investors hereby agree as follows:

1.          Definitions; Section References.

(a)      Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan, (ii) a registration relating to an SEC Rule 145 transaction, (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1933 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means: (i) the Debenture Shares, (ii) the Warrant Shares and (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any price adjustment as a result of such stock splits, reverse stock splits or similar events with respect to any of the securities referenced in (i) through (ii) above.  Notwithstanding the foregoing, a security shall cease to be a Registrable Security for purposes of this Agreement from and after such time as the Holder of such security may resell such security without volume restrictions under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected holders.

“Registration Period” means, as to any Registration Statement required to be filed pursuant to this Agreement, the period commencing on the effective date of such Registration Statement and ending on the earliest to occur of (a) the second anniversary of such effective date, (b) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders of the Registrable Securities included therein, or (c) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Holders without volume restrictions pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders.

“Registration Statement” means each registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, including fees and disbursements of Legal Counsel for the holders.

“Underwriters’ Maximum Number” means, for any registration hereunder which is an underwritten registration, that number of securities to which such registration should, in the opinion of the managing underwriters of such registration in the light of marketing factors, be limited.

(b)     Section References. References in this Agreement to “Sections” shall be to Sections of this Agreement unless otherwise specifically provided.

2.           Demand Registration Rights

(a)      Registration Rights. Subject to the terms of this Agreement, at any time, any Investor may request that the Company effect a registration (a “Demand Registration”) under the Securities Act covering all or part of the Registrable Securities by giving written notice to the Company in accordance with Section 8(j), which request shall specify the number of Registrable Securities proposed to be sold and the intended method or methods of disposition of such Registrable Securities. Within ten days after receipt of any written request pursuant to this Section 2(a), the Company will give written notice of such request to all of the other Investors in accordance with Section 8(j), and will use its reasonable best efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion within ten days after delivery of the Company’s notice, and thereupon the Company will use its reasonable best efforts to effect, at the earliest possible date, the registration under the Securities Act.

(b)     Priority. If the Investors holding at least a majority of the Registrable Securities to be included in such Demand Registration so request that the offering be underwritten with a managing underwriter(s) and the managing underwriter(s) with respect to a Demand Registration involving more than one Investor advise the Company in writing that, in its opinion, the number of Registrable Securities requested to be included in such Demand Registration should be reduced due to adverse market conditions, market demand or otherwise, then, unless otherwise agreed by all of the Investors who have requested inclusion of Registrable Securities in the applicable Demand Registration, the number of Registrable Securities shall be reduced pro rata among the respective holders of such Registrable Securities on the basis of the number of such Registrable Securities requested by such Investors to be included in the applicable Demand Registration.

(c)      Form. Registrations under this Section 2 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and as shall be reasonably acceptable to the Investors holding at least a majority of the Registrable Securities to be included in such Demand Registration, and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable Investor’s requests for such registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) the Company proposes to effect a registration by filing a Registration Statement on Form S-3 (or any successor or similar short-form registration statement), (y) such registration is in connection with an underwritten offering and (z) the managing underwriter(s) shall advise the Company in writing that, in its opinion, the use of another form of registration statement (or the inclusion, rather than the incorporation by reference, of information in the prospectus related to a Registration Statement on Form S-3 (or other short-form registration statement)) is of material importance to the success of such proposed offering, then such registration shall be effected on such other form (or such information shall be so included in such prospectus).

(d)     Limitations. The Company will not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration. In addition, with respect to any Demand Registration, if (i) (A) in the good faith judgment of the Board of Directors of the Company, there is a material development relating to the business, results of operations, condition (financial or otherwise) or prospects of the Company that has not been disclosed to the general public and is required to be disclosed under applicable securities law in the opinion of counsel to the Company, or (B) the Company is planning to prepare and file a registration statement for a primary offering by the Company of its securities, and (ii) the chief executive officer or chief financial officer of the Company notifies in writing the Investor(s) requesting such Demand Registration that such officer has reasonably concluded that under such circumstances it would be in the Company’s best interest to postpone the filing of a Demand Registration, then the Company may postpone for up 60 days the filing or the effectiveness (but not the preparation) of a registration statement for a Demand Registration. No such postponement shall exceed 60 consecutive days, no subsequent postponement shall commence fewer than 15 days following the expiration of any preceding period of postponement, and the aggregate of all postponements shall not exceed 150 days in any 360-day period

3.           Piggyback Registration Rights.

(a)      Company Registration. In addition to the Demand Registration rights provided hereunder, if (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Investors) any of its securities under the Securities Act in connection with the public offering of such securities (other than with respect to an Excluded Registration), the Company shall, at such time, promptly give each Investor written notice of such registration. Upon the written request of each Investor given within twenty (20) days after such notice by the Company in accordance with Section 8(j), the Company shall, subject to the provisions of Section 3(c), use commercially reasonable efforts to cause (i) to be registered under the Securities Act all of the Registrable Securities that each such Investor has requested to be registered, and (ii) the aggregate number of Registrable Securities requested by the Investors to be included in any public offering to be not less than twenty-five percent (25%) of the Company’s securities included in such offering.

(b)     Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Investor has elected to include Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6.

(c)      Underwriting Requirements. In connection with any offering involving an underwriting of the Company securities, including Registrable Securities, the Company shall not be required under this Section 3 to include any Investor’s Registrable Securities in such underwriting unless such Investor accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enters into an underwriting agreement in customary form with an underwriter or underwriters so selected, and then only in such quantity as determined in accordance with the remainder of this Section 3(c). If the managing underwriters shall give written advice to the Company of an Underwriters’ Maximum Number, then: (i) if the registration has been initiated by the Company, then, subject to Section 3(a)(ii), (A) the Company shall be entitled to include in such registration the maximum number of securities which the Company proposes to offer and sell for its own account in such registration and which does not exceed the Underwriters’ Maximum Number, (B) if the Underwriters’ Maximum Number exceeds the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company will be obligated and required to include in such registration the maximum number of Registrable Securities requested by the Investors (on a pro rata basis based on such Investors’ respective ownership of Registrable Securities) to be included in such registration and which does not exceed such excess, and (C) if the Underwriters’ Maximum Number exceeds the sum of the number of Registrable Securities which the Company shall be required to include in such registration pursuant to the foregoing clause (B) and the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of securities which other persons shall have requested be included in such registration and which shall not be greater than such excess; and (ii) if the registration has been initiated by any other person(s), then (A) the Company shall be entitled to include in such registration the maximum number of securities which such other person(s) propose to offer and sell for their own account in such registration and which does not exceed the Underwriters’ Maximum Number, (B) if the Underwriters’ Maximum Number exceeds the number of securities which such other person(s) proposes to offer and sell for their own account in such registration, then the Company will be obligated and required to include in such registration the maximum number of Registrable Securities requested by the Investors (on a pro rata basis based on such Investors’ respective ownership of Registrable Securities) to be included in such registration and which does not exceed such excess, (C) if the Underwriters’ Maximum Number exceeds the sum of the number of Registrable Securities which the Company shall be required to include in such registration pursuant to the foregoing clauses (A) and (B), then the Company may include in such registration that number of other securities which the Company and/or any other holders of the Company’s securities be included in such registration and which shall not be greater than such excess.

4.           Registration Procedures. When the Company proposes to effect the registration of any of the Registrable Securities pursuant to Section 2 or 3, the Company shall have the following obligations:

(a)      Subject to Section 6, the Company agrees that the Investors that have elected to participate in a registration pursuant to Section 2 or 3 and holding at least a majority of the Registrable Securities to be included in such registration shall have the right to select one legal counsel to represent such Investors as a group to review and oversee any such registration (“Legal Counsel”). The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement. The Company shall permit Legal Counsel to review and comment upon (i) each Registration Statement at least three (3) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to each Registration Statement (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC.

(b)     The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary Prospectus, (ii) upon the effectiveness of any Registration Statement, one copy of the Prospectus and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final Prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(c)      The Company shall use commercially reasonable efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or blue sky laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(c), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(d)     The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and promptly prepare a supplement or amendment to such Registration Statement and the Prospectus to correct such untrue statement or omission and deliver one copy of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), and when the Company receives written notice from the SEC that a Registration Statement or any post-effective amendment will be reviewed by the SEC, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate; and (iv) of the receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related Prospectus.

(e)      The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(f)       If any Investor is required under applicable securities laws to be described in the Registration Statement as an underwriter and such Investor consents to so being named an underwriter, at the request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of such Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

(g)      If any Investor is required under applicable securities laws to be described in any Registration Statement as an underwriter and such Investor consents to being so named, upon the written request of such Investor, the Company shall make available for inspection by such Investor and Legal Counsel (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree in writing to hold in strict confidence and not to make any disclosure (except to such Investor) or use of any Record or other information which the Company’s board of directors determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (1) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (2) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (3) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. Such Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and such Investor, if any) shall be deemed to limit any Investor’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(h)      The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company pursuant to this Agreement unless (i) disclosure of such information is necessary to comply with federal or blue sky laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at such Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i)       The Company shall use commercially reasonable efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on (A) each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (B) the OTC Bulletin Board, or (ii) secure the inclusion for quotation of all of the Registrable Securities on The NASDAQ Global Market, The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Capital Market or the NYSE Amex for such Registrable Securities and, without limiting the generality of the foregoing, to use commercially reasonable efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority, Inc. (“FINRA”) as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 4(i).

(j)       The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts (as the case may be) as the Investors may reasonably request from time to time and registered in such names as the Investors may request.

(k)      If requested by an Investor, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

(l)       The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable effective date of each Registration Statement.

(m)     The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(n)     The Company shall notify all Investors holding Registrable Securities being offered in the event that, in the judgment of the Company, it becomes advisable to suspend use of a Prospectus included in a Registration Statement, as then in effect, due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company. Upon receipt of such notice, each such Investor shall immediately discontinue any sales of Registrable Securities pursuant to such Prospectus and the related Registration Statement until such Investor has received copies of a supplement or amendment to such Prospectus and the related Registration Statement or until such Investor has been advised in writing by the Company that such Prospectus and the related Registration Statement, as then in effect, may again be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus and the related Registration Statement. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 4(n) to suspend sales of Registrable Securities for a period in excess of 60 days in any 360-day period.

5.           Obligations of the Investors.

(a)      Information to be Furnished. At least five (5) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b)      Cooperation. Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

(c)      Obligation to Discontinue Dispositions. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) or the first sentence of Section 4(d), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of copies of the supplemented or amended Prospectus as contemplated by Section 4(e) or the first sentence of Section 4(d) or receipt of notice that no supplement or amendment is required.

(d)      Compliance with Prospectus Delivery Requirements. Each Investor covenants and agrees that it will comply with the Prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

6.           Registration Expenses. All reasonable expenses relating to the Company’s compliance with Sections 2, 3, and 4, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration, fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company’s counsel and accountants, shall be paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities registered for each such holder.

7.           Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)      Indemnification by the Company. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, employees, agents, representatives of, and each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus if used prior to the effective date of such Registration Statement, or contained in the final Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any blue sky law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to Section 7(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such Prospectus was timely made available by the Company pursuant to Section 4(b); and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 8(d).

(b)      Indemnification by the Investors. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 7(a), the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”) against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act, any blue sky law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 7(c), such Investor shall reimburse the Indemnified Party, promptly as such expenses are incurred and are due and payable, for any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 7(b) and the agreement with respect to contribution contained in Section 7(d)(i) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 7(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 8(d).

(c)      Procedures. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 7 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as applicable, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate reasonably with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 7, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d)      Contributions; Investors Treated Separately.

(i)       To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law; provided, however, that: (1) no person involved in the sale of Registrable Securities which person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (2) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

(ii)      Notwithstanding any provision of this Agreement to the contrary, each Investor shall be treated individually and separately from all other Investors under this Section 7, and will neither (1) become the subject of any obligation under this Section 7 as a result of any action, failure to act, statement, omission, or otherwise of any other Investor hereunder, nor (2) benefit from the provisions of Section 7(a) as a result of any indemnification obligation of the Company to any other Investor under said Section.

8.           Miscellaneous.

(a)      Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas.

(b)      Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c)       Remedies. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement and any of the other Transaction Documents (as defined in the Purchase Agreement) at law or in equity (including a decree of specific performance and/or other injunctive relief). The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Investors and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Investors shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without any bond or other security being required.

(d)      Assignment. All or any portion of the rights under this Agreement shall be assignable by each Investor in connection with any transfer of such Investor’s Registrable Securities or Debentures or Warrants made in accordance with the provisions of the same, if: (i) such Investor agrees in writing with such transferee, assignee or participant (as the case may be) to assign all or any portion of such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transferee, assignee or participant (as the case may be); (ii) the Company is, within a reasonable time after such transfer, assignment or participation (as the case may be), furnished with written notice of (a) the name and address of such transferee, assignee or participant (as the case may be), and (b) the securities with respect to which such registration rights are being assigned; and (iii) such transferee, assignee or participant (as the case may be) agrees in writing with the Company to be bound by all of the provisions contained herein.

(e)      Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(f)       Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(g)      Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(h)      Entire Agreement. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Investors, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein.

(i)       Amendments and Waivers. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of a majority of the Registrable Securities (determined at the time of such amendment or waiver), and any amendment or waiver to this Agreement made in conformity with the provisions of this Section 8(i) shall be binding on all of the Investors. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Registrable Securities then outstanding.

(j)       Notices. Whenever notice is required to be given under this Agreement, unless otherwise provided herein, such notice shall be given in accordance with Section 4.7 of the Purchase Agreement.

(k)      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(l)       No Third Party Beneficiaries. Subject to the requirements of Section 8(d), this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(m)     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(n)      No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and each Investor has executed this Registration Rights Agreement as of the date first written above.

ISSUER:

NIGHTCULTURE, INC.

By:
Name:	Michael Long
Title:	CEO

INVESTORS:

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]